Exhibit 3.47

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES CENTRAL FLORIDA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF MARCH, A.D. 2002, AT 12:15 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES CENTRAL FLORIDA, LLC”.

3501139 8100H	Jeffrey W. Bullock, Secretary of State
121187301	AUTHENTICATION: 9956936
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 11-01-12

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 12:15 PM 03/12/2002

020162996—3501139

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES CENTRAL FLORIDA, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Advanced Disposal Services Central Florida, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 12th day of March, 2002.

ADVANCED DISPOSAL SERVICES

CENTRAL FLORIDA, LLC

/s/ Michael A. Wodrich

By: Michael A. Wodrich

Its: Authorized Person